UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 31, 2011

BLUE EARTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205
Henderson, NV 89052
(Address of Principal Executive Offices)  (Zip Code)

(702) 263-1808
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

On June 2, 2011, Blue Earth, Inc. (the “Company”) issued a press release entitled “Blue Earth Successfully Completes Pivotal Acquisition Agreement” a copy of which is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.01 Entry Into a Material Definitive Agreement.

Blue Earth, Inc., through its wholly-owned subsidiary Blue Earth Energy Management, Inc. entered into a binding letter of agreement (“LOA”) dated May 31, 2011, to acquire Xnergy, Inc., a Carlsbad, California based services company (the “X Acquisition”).

Xnergy provides a broad range of comprehensive energy solutions including the design and implementation of energy savings projects, energy conservation, energy infrastructure outsourcing, power generation and energy supply and risk management.  Xnergy also provides comprehensive maintenance and service programs, including every aspect of heating, ventilation and air-conditioning (HVAC), mechanical systems for design-build to repair and retrofit services.

Subject to the completion of Final Due Diligence (as defined in the LOA) and the execution of a definitive stock purchase agreement, the Company intends to purchase all of the capital stock of Xnergy for a Purchase Price of up to $18,513,586.  The LOA provides for the Company to issue to the two shareholders of Xnergy an aggregate of 4,500,000 shares of restricted Common Stock, valued at $3.00 per share, subject to a lock-up period ending the later of July 1, 2013 or when the shares are vested (based on performance criteria) assuming a July 1, 2011 closing date (the “Closing”).  The Company will pay $2,013,586 cash at Closing and execute a 7.75% interest bearing note (the “Note”) in a principal amount of up to $3,000,000 subject to adjustment. The Note will provide for monthly payments commencing one month from Closing, with early and partial payments as permitted by Xnergy’s cash flow determined by the Company’s Board of Directors.

The Company has committed to fund a $1,500,000 escrow account and has advanced $500,000 to Xnergy (the “Advance”), intended to enable Xnergy to obtain a $10,000,000  SBLC financing.  The escrowed funds are committed by the Company for up to 60 days and will be returned to the Company when the SBLC financing is completed, at which time the Company will also receive back its $500,000 Advance unless the Definitive Agreement has been previously executed and the Advance already returned.

If the Company fails to complete the X Acquisition for any reason other then a misrepresentation of a material fact or fraud by Xnergy or the Sellers, Xnergy will retain the $500,000 Advance as a breakup fee.  However, if the Seller refuses to close for any reason other than the Company’s failure to perform, Xnergy will repay the $500,000 Advance plus pay a $500,000 penalty to the Company, less approved audit costs incurred by Xnergy.

Jason Davis, as CEO of Xnergy, and Joey Patelano as COO of Xnergy, will enter into five-year employment agreements with the Company and Jason Davis will also become a director of the Company upon the Closing of the X Acquisition.  Their employment agreements will include a bonus plan based upon sharing a percentage of earnings above certain minimum thresholds.  Their contracts will also provide for a non-completion provision extending until the later of five years from Closing or two years after voluntary separation from employment. All Xnergy employees, other than Messrs. Davis and Patalano, shall be eligible to participate in the Company's employee stock option plan, with issuance based on a formula of years of service and salary. Certain key employees, selected by Jason Davis, shall receive a total of 66,667 restricted shares of the Company's common stock, which shall not be eligible for sale prior to one year from closing.

Completion of the X Acquisition is contingent upon, among other things, customary closing conditions; negotiation and execution of a definitive Stock Purchase Agreement; completion of final due diligence to the Company’s satisfaction; execution of lock-up agreements, non-complete agreements, employment agreements; payment of the Purchase Price by the Company, and Xnergy’s delivery of audited and unaudited financial statements in accordance with GAAP and the SEC’s rules and regulations.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

None

(b) Pro Forma Financial Information.

None

(d) Exhibits.

Exhibit Number	Description
10.1	Letter of Agreement dated May 31, 2011 by and among Blue Earth, Inc., Xnergy, Inc. and the Shareholders of Xnergy, Inc.

99.1	Press Release dated June 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2011	BLUE EARTH, INC.

By: /s/ Dr. Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: CEO